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                                                                  EXHIBIT 23(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement (File No. 33-18278) of our report dated February 22, 1995 (except with respect to the matters discussed in Note 13, as to which the date is March 19, 1995), relating to our audit of the consolidated financial statements of Circus Circus Enterprises, Inc. and subsidiaries as of January 31, 1995 and 1994 and for each of the three years ended January 31, 1995, incorporated by reference in Circus Circus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1995; our report dated June 6, 1995 included in the Circus Circus Employees' Profit Sharing, Investment and Employee Stock Ownership Plan's Amendment No. 1 on Form 11-K/A to its Annual Report on Form 11-K for the year ended December 31, 1994; and our report dated January 27, 1995 (except with respect to matters discussed in Note 10, as to which the date is March 19, 1995) relating to the combined financial statements of Gold Strike Resorts for the years ended December 31, 1994 and 1995 incorporated by reference in Circus Circus Enterprises, Inc.'s Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated June 1, 1995, and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Las Vegas, Nevada
November 21, 1995